RESTATED REVOLVING NOTE

$2,500,000.00                                                September 21, 2004

         FOR VALUE RECEIVED, the undersigned (collectively, "Borrower"), each corporation with its principal executive office and place of business at 250 Clearbrook Road, Elmsford, New York 10523 (jointly and severally, "Borrower"), promise to pay to the order of KELTIC FINANCIAL PARTNERS, LP ("Lender"), at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 or at such other place as Lender my from time to time in writing designate, the unpaid principal sum of each Revolving Advance made by Lender to Borrower under that certain loan and security agreement dated September 21, 2001 between Borrower, Lender and others, as the same may be amended or supplemented from time to time (collectively, the "Loan Agreement"). The aggregate unpaid principal balance hereof shall not exceed at any time the sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS and 00/100 ($2,500,000.00). Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The entire unpaid principal balance hereof, together with the accrued interest thereon and accrued late charge, if any, and all other sums due hereunder shall be due and payable on the Termination Date.

         Borrower also promises to pay interest to Lender monthly, in arrears, on the first day of each month commencing on October 1, 2001 on the average daily unpaid principal balance of this Note at the rate set forth in Section 3.1 of the Loan Agreement.

         This is the "Revolving Note" referred to in the Loan Agreement and is entitled to the benefit of all of the terms and conditions and the security of all the security interests and liens granted by Borrower or any other Person to Lender pursuant to the Loan Agreement or any other Loan Document including, without limitation, provisions regarding mandatory and optional prepayment rights and premiums. Upon the occurrence of any Event of Default (after giving effect to any applicable grace period), the entire unpaid principal amount owed Lender hereunder shall, upon demand therefore, become immediately due and payable at the option of the holder hereof without further notice or demand.

         This Restated Revolving Note replaces and supersedes (but shall not be considered a repayment of) a note of Borrower dated September 21, 2001 in the original principal amount of $3,500,000.00 (the "Prior Note"). Any and all amounts evidenced by the Prior Note shall hereafter be evidenced by this


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Restated Revolving Note and any accrued but unpaid interest due and owing under the Prior Note shall be payable on the first interest payment date hereunder.

         Whenever any payment to be made under this Restated Revolving Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of any interest then due and payable hereunder.

         The undersigned and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Restated Revolving Note. This Restated Revolving Note may not by changed orally, buy only by an agreement in writing which is signed by the holder of this Restated Revolving Note and the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

         The obligations of each of the undersigned under this Restated Revolving Note are joint and several.

         IN WITNESS WHEREOF, the undersigned has executed this Restated Revolving Note the day and year first above written.

WITNESS TO ALL:                     AFP IMAGING CORPORATION

                                   by_______________________________
                                     Name:  Elise Nissen
                                     Title: Chief Financial Officer


                                   VISIPLEX INSTRUMENTS CORPORATION

                                   by______________________________
                                     Name:  Elise Nissen
                                     Title: Chief Financial Officer


                                     DENT-X INTERNATIONAL, INC.

_________________________          by______________________________
                                      Name:  Elise Nissen
                                      Title: Chief Financial Officer